UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 05, 2024

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/1,050th share of common stock at an exercise price of $12,075.00 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2024, Revelation Biosciences, Inc., (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) and a securities purchase agreement (the “Purchase Agreement”) with certain purchasers for the purchase and sale, in a registered public offering by the Company (the “Public Offering”), of (i) 128,470 shares of its common stock, par value $0.001 per share (the “Common Stock”) and pre-funded warrants to purchase 1,236,530 shares of Common Stock (the “Pre-Funded Warrants”) and (ii) accompanying two warrants to purchase 2,730,000 shares of Common Stock (the “Class D Common Stock Warrants”) at a combined offering price of $4.53 per share of Common Stock and associated two Class D Common Stock Warrants, or $4.5299 per Pre-Funded Warrant and associated two Class D Common Stock Warrants, resulting in gross proceeds of approximately $6.2 million. The Public Offering closed on February 5, 2024.

The Class D Common Stock Warrants have an exercise price of $4.53 per share, are exercisable upon issuance, and will expire five years following the date of issuance. The exercise price is separately subject to reduction in the event of certain future dilutive issuances of shares of Common Stock by the Company, including pursuant to common stock equivalents and convertible or derivative securities, or in the event of a reverse stock split. The Pre-Funded Warrants do not expire and have an exercise price of $0.0001 per share. The Pre-Funded Warrants were sold to purchasers whose purchase of shares of Common Stock in the Public Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Public Offering, in lieu of shares of Common Stock.

Each of the Placement Agency Agreement and Purchase Agreement contained representations, warranties and covenants made by the Company that are customary for transactions of this type. In addition, pursuant to the terms of the Purchase Agreement, the Company and its executive officers and directors have agreed not to, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of closing for the Public Offering set forth above.

On February 5, 2024, the Company also entered into a warrant agency agreement (the “Warrant Agency Agreement”) with the Company’s transfer agent, Continental Stock Transfer & Trust Co., which acts as warrant agent for the Company, setting forth the terms and conditions of the Class D Common Stock Warrants.

As compensation in connection with the Public Offering, the Company paid the Placement Agent a cash fee of 8% of the aggregate gross proceeds raised in the Public Offering, plus reimbursement of certain expenses and legal fees.

The Common Stock, Pre-Funded Warrants and Class D Common Stock Warrants described above were offered pursuant to the Registration Statement on Form S-1 (File No. 333-276232), as amended, that was declared effective by the Securities and Exchange Commission (the “Commission”) on January 31, 2024.

The foregoing descriptions of the Placement Agency Agreement, the Purchase Agreement, the Warrant Agency Agreement, the Pre-Funded Warrants and the Class D Common Stock Warrants do not purport to be complete and are subject to, and qualified by, the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, and incorporated by reference herein. The Placement Agency Agreement and Purchase Agreement are attached hereto as exhibits to provide interested persons with information regarding their terms, but are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement and Purchase Agreement were made only for purposes of such agreements as of specific dates indicated therein, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreements.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On February 1, 2024, the Company issued a press release announcing the pricing of the Public Offering, the text of which is furnished as Exhibit 99.1 and incorporated by reference herein. On February 5, 2024, the Company issued a press release announcing the closing of the Public Offering, the text of which is furnished as Exhibit 99.2 and is incorporated by reference.

As previously reported in 2023, the Company received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of its noncompliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) by failing to maintain a minimum bid price for its common stock of at least $1.00 per share for 30 consecutive trading days. In order to demonstrate compliance with the $1.00 bid price requirement, the Company must demonstrate compliance for a minimum of ten consecutive trading days (Nasdaq has the discretion to monitor for bid price compliance as long as 20 consecutive trading days). As of the date of this filing, the Company has evidenced compliance with the $1.00 per share price requirement for eleven consecutive trading days.

On February 8, 2024, the Company received formal notice from Nasdaq stating that the Company’s common stock will continue to be listed and traded on Nasdaq, due to the Company having regained compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth in the Rule and all applicable listing standards.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Warrant Agency Agreement dated as of February 5, 2024 by and between Revelation Biosciences, Inc. and Continental Stock Transfer & Trust Co.
4.2	Form of Pre-Funded Common Stock Purchase Warrant
4.3	Form of Class D Common Stock Purchase Warrant
10.1	Placement Agency Agreement dated as of February 1, 2024 by and between Revelation Biosciences, Inc. and Roth Capital Partners, LLC
10.2	Form of Securities Purchase Agreement by and between Revelation Biosciences, Inc. and the purchasers named therein
99.1	Company Press Release dated February 1, 2024, announcing the pricing of the offering
99.2	Company Press Release dated February 5, 2024, announcing the closing of the offering
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	February 8, 2024	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)